UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2010 (October 22, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 22, 2010, our Avis Budget Rental Car Funding (AESOP) LLC subsidiary (the “Issuer”) completed the annual renewal of its asset-backed conduit financing known as the Series 2008-1 Notes, which provides a portion of the financing for our car rental fleet in the United States.  The conduit facility was increased by $100 million for an aggregate maximum available amount of $2.05 billion, and the facility was split into two separate facilities, known as the Series 2008-1 Notes and the Series 2010-6 Notes, each with a maximum available amount of $1.025 billion.  The Series 2008-1 facility remains a 364-day facility, with a maturity date of October 21, 2011, and the Series 2010-6 facility is a two-year facility with a maturity date of October 19, 2012.  The Issuer issued the Series 2010-6 Notes under the Series 2010-6 Supplement (the “Series 2010-6 Supplement”) dated October 22, 2010, between the Issuer and The Bank of New York Mellon Trust Company, N.A. (“BNYMellon”), as trustee and as Series 2010-6 Agent, to the Second Amended and Restated Base Indenture (the “Base Indenture”), dated as of June 3, 2004, as amended, between the Issuer and BNYMellon, as trustee.

On October 28, 2010, the Issuer issued $700 million of asset-backed securities with maturities of approximately three and five years, comprised of $170.5 million aggregate principal amount of Series 2010-4 2.09% Rental Car Asset Backed Notes, Class A, $25.5 million aggregate principal amount of Series 2010-4 4.02% Rental Car Asset Backed Notes, Class B, and $4.0 million aggregate principal amount of Series 2010-4 5.34% Rental Car Asset Backed Notes, Class C (together, the “Series 2010-4 Notes”),  $425.0 million aggregate principal amount of Series 2010-5 3.15% Rental Car Asset Backed Notes, Class A, $63.75 million aggregate principal amount of Series 2010-5 5.11% Rental Car Asset Backed Notes, Class B and $11.25 million aggregate principal amount of Series 2010-5 5.94% Rental Car Asset Backed Notes, Class C (together, the “Series 2010-5 Notes”, and, together with the Series 2010-4 Notes, the Series 2008-1 Notes and the Series 2010-6 Notes, the “Notes”).  The Issuer issued the Series 2010-4 Notes under the Series 2010-4 Supplement (the “Series 2010-4 Supplement”) dated October 28, 2010, between the Issuer and BNYMellon, as trustee and as Series 2010-4 Agent, to the Base Indenture.  The Issuer issued the Series 2010-5 Notes under the Series 2010-5 Supplement (the “Series 2010-5 Supplement”) dated October 28, 2010, between the Issuer and BNYMellon, as trustee and as Series 2010-5 Agent, to the Base Indenture.

The Notes are secured under the Base Indenture primarily by vehicles in our domestic fleet and other related assets.  The foregoing summary of the Notes is qualified in its entirety by reference to the full text of the Second Amended and Restated Series 2008-1 Supplement, dated as of October 22, 2010, the Series 2010-6 Supplement, the Series 2010-4 Supplement and the Series 2010-5 Supplement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated by reference herein.  A copy of the press release announcing the issuance of the Notes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Second Amended and Restated Series 2008-1 Supplement, dated as of October 22, 2010, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the non-conduit purchasers, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2008-1 Agent.

10.2
Series 2010-6 Supplement, dated as of October 22, 2010, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the non-conduit purchasers, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-6 Agent.

10.3	Series 2010-4 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-4 Agent.
10.4	Series 2010-5 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2010-5 Agent.
99.1	Press Release dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: October 28, 2010

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated October 28, 2010 (October 22, 2010)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amended and Restated Series 2008-1 Supplement, dated as of October 22, 2010, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the non-conduit purchasers, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2008-1 Agent.

10.2
Series 2010-6 Supplement, dated as of October 22, 2010, among Avis Budget Rental Car Funding (AESOP) LLC, Avis Budget Car Rental, LLC, as administrator, JPMorgan Chase Bank, N.A., as administrative agent, the non-conduit purchasers, the commercial paper conduit purchasers, the funding agents and the APA Banks named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-6 Agent.

10.3	Series 2010-4 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as Series 2010-4 Agent.
10.4	Series 2010-5 Supplement, dated as of October 28, 2010, among Avis Budget Rental Car Funding (AESOP) LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and Series 2010-5 Agent.
99.1	Press Release dated October 28, 2010.